CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8-K/A, into the Company's previously filed Registration Statements File No's. 33-79942, 333-03865, 33-66980, 33-86230 and
333-01874.


                                             ARTHUR ANDERSEN LLP


Phoenix, Arizona,
   January 9, 1997.